Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-87272, 333-78285 and 333-85559) of NSTAR of our report dated June 8, 2006 relating to the financial statements of the NSTAR Savings Plan, which appears in this Form 11-K.

/s/ VITALE, CATURANO & CO., LTD.

Boston, Massachusetts
June 8, 2006